UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 11, 2005
(Date of earliest event reported)

BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12162 (Commission File Number)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan (Address of principal executive offices)		48326 (Zip Code)

(248) 754-9200
(Registrant's telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

 Item 8.01 Other Events.

On July 8, 2005, BorgWarner Inc. (the "Company") announced that it and other defendants, including the Company's subsidiary Kuhlman Corporation ("Kuhlman"), entered into a settlement regarding approximately 90% of claims related to previously disclosed alleged environmental contamination from a Kuhlman Electric Corporation ("KEC") plant site in Crystal Springs, Mississippi.  The alleged contamination related to activities that predate the Company's purchase of Kuhlman, the former parent of KEC.  In exchange for, among other things, the dismissal with prejudice of these lawsuits, the defendants agreed to pay a total sum of up to $39 million in settlement funds.  The actual amount paid in the settlement funds will depend upon the number of plaintiffs who opt-out of the settlement. The settlement will be paid in three approximately equal installments in the third and fourth quarters of 2005 and the first quarter of 2006.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is included with this report:

 Exhibit 99.1 Press release dated July 8, 2005.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORGWARNER INC. By: /s/ Vincent M. Lichtenberger Vincent M. Lichtenberger Assistant Secretary

 Date: July 11, 2005